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                                                                  EXHIBIT 10.12




                              EMPLOYMENT AGREEMENT


   This Employment Agreement ("Agreement") is entered into as of January 6, 1995, by and between Tom's Foods Inc., a Delaware corporation (the "Company"), and Rolland G. Divin ("Executive").

   WHEREAS, the Executive has extensive and valuable knowledge and experience and the Company desires to have the benefit of the Executive's knowledge and experience; and

   WHEREAS, the Company desires to employ Executive and Executive desires to be employed by the Company on the terms and subject to the conditions set forth in this Agreement;

   NOW, THEREFORE, in consideration of the promises contained herein, the parties agree as follows:

   1. Employment and Duties. The Company hereby employs Executive, and Executive hereby accepts employment with the Company, as the President and Chief Executive Officer of the Company to perform such duties and services as are customary of an executive in his position and as shall be assigned to him from time to time by the Board of Directors of the Company (the "Services"). Executive shall report to the Board of Directors of the Company (the "Board"). The Company shall cause the Executive to be nominated and use its best efforts to elect the Executive director of the Company during the term hereof. Executive shall serve, without additional compensation, in such additional capacities, including acting as a director of the Company, as the Board may from time to time reasonably request.

   2. Performance. The Executive agrees to devote his best efforts, energies and skills on a full time basis during normal working hours to performance of the Services (except for vacations and reasonable periods of illness or incapacity), and such other time, attention and energy as may be necessary in connection with the proper performance of the Services. During the term of this Agreement, the Executive shall not engage in any other business or business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage; provided, however, that the Executive shall not be prevented from (i) investing his assets in such form or manner as will not require any substantial amount of time or services on the part of the Executive in the operation of the affairs of the enterprises in which such investments are made or (ii) engaging in limited outside business activities, such as serving on the Board of Directors of another corporation or business entity, a family-owned enterprise, or a charitable, civic or religious



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organization which will not conflict with the Executive's Services hereunder.
The principal place for performance of the Services shall be Columbus, Georgia, and the Company will permit the Executive to perform substantially all of the Services therefrom. The Executive may be obliged, from time to time, and for reasonable periods of time, to travel in the performance of the Services.

   3. Term of Employment. Executive's employment by the Company under this Agreement shall begin on the date hereof and shall continue for a period of twelve (12) months on a continuing basis so that at any given point in time, Executive has an Agreement for employment for a period of twelve (12) months, unless sooner terminated as hereinafter provided.

   4.  Compensation.

   (a) For all Services to be performed by Executive hereunder, Executive shall receive an annual base salary (the "Base Salary") of Two Hundred Fifty Thousand Dollars ($250,000), payable in accordance with the Company's normal payroll practices, subject to withholding for federal and state income tax and FICA.

   (b) In addition to the Base Salary, Executive shall be eligible to receive certain annual incentive compensation for each full year of employment hereunder based upon the achievement of yearly performance goals established by the Board. Executive's target annual incentive compensation level shall be equal to fifty percent (50%) of Base Salary, although Executive may receive up to seventy-five percent (75%) of Base Salary as annual incentive compensation for above average performance. Annual incentive compensation, if any, shall be determined in accordance with the principles established by the Board as set forth on Exhibit A, with the understanding, however, that Executive shall be eligible to receive up to seventy-five percent (75%) of Base Salary under the terms of this Agreement notwithstanding any limitation set forth in Exhibit A.

   (c) Executive shall be eligible to receive up to 48,664 shares of Common Stock, $.01 par value per share, of Tom's Foods Capital Corporation, a Delaware corporation (the "Common Stock") upon the terms and conditions set forth in the Restricted Stock Purchase Agreement, a copy of which is attached hereto as Exhibit B.

   5.  Expenses.

   (a) The Company shall pay or reimburse Executive for any expenses reasonably incurred by him in performance of the




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Services upon submission by him of vouchers or itemized lists thereof prepared in compliance with such rules and policies relating thereto as the Company may from time to time adopt and as may be required in order to permit such payments as proper deductions to the Company under the Internal Revenue Code and the rules and regulations adopted pursuant thereto now or hereafter in effect.

   (b) In addition to the expenses described above, the Company shall reimburse Executive for the following expenses:

                (i) one-half of the monthly dues owed for membership in the Chattahoochee River Club;

        (ii) COBRA cost for medical coverage for the period covering the first ninety (90) days of employment or until the Company's coverage becomes available to Executive, whichever is shorter, minus the Company's bi-weekly employee cost of $48.00 for family medical and dental coverage;

        (iii) reasonable moving expenses incurred by Executive in connection with his relocation to Columbus, Georgia as follows:

                (A) real estate commission on the sale of his home in Maryland;

                (B) closing costs on the purchase of a home of his choice in Georgia; and

                (C)  reasonable cost to move household goods; and

        (iv) such other fringe benefits, including car allowance, which the Company may from time to time make available to all executive management employees, except to the extent that any such fringe benefits are hereafter eliminated or curtailed for all executive management employees of the Company.

   6.  Fringe Benefits.

   (a) Executive shall be entitled to participate during the Term in all employee benefit plans and programs of the Company which are made generally available from time to time by the Company to its executive management employees, to the extent that he is eligible under the general terms thereof, including any major medical and life insurance plans. Such plans and





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programs shall include, without limitation, those described on Exhibit C.

   (b)  Executive also shall be entitled to receive the following benefits:

        (i) up to four (4) weeks of paid vacation leave per calendar year (leave not used during the year of entitlement shall not be carried forward to a subsequent year) with the understanding that the operational needs of the Company take precedence; and

        (ii)  membership in the Chattahoochee River Club.

   7. Confidential Information. Executive acknowledges that (i) he holds a senior management position with the Company, (ii) in connection with the Services being rendered under this Agreement, Executive will acquire and make use of confidential and proprietary information and trade secrets of the Company and its affiliates, including, but not limited to, information relating to the Company's organization, method of operation, know how, personnel, sales, pricing, customers, distributors and suppliers, marketing goals and plans, as well as financial statements, new product developments, project reports, internal memoranda, reports and other trade secrets, materials and records of a proprietary nature which are not generally known to the public and in which the Company has a protectable interest (collectively, the "Confidential Information"), (iii) the Confidential Information constitutes a unique and valuable asset of the Company, (iv) maintenance of the proprietary character of such information, to the full extent feasible, is important to the Company, (v) the Confidential Information is sufficiently secret as to derive economic value from not being generally known to others who could obtain economic value from its disclosure or use, and (vi) the Confidential Information is currently the subject of efforts to maintain its secrecy or confidentiality. Executive recognizes that the Company's business interests require a confidential relationship between the Company and Executive and the fullest protection and confidential treatment of the Confidential Information. Therefore, in order to protect the Confidential Information, Executive agrees as follows:

   (a) to hold the Confidential Information in strictest confidence and not to, directly or indirectly, use or disclose, or aid others in doing so, such Confidential Information without the written authorization of the Company, except in connection with the Services being rendered under this Agreement, for so long as any such Confidential Information may remain





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  confidential, secret or otherwise wholly or partially protectable;

   (b) to take reasonable steps to safeguard any Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft; and

   (c) to return to the Company upon termination of employment all materials relating to the Company or its business, including all Confidential Information, coming into the Executive's possession during the term of this Agreement.

                 8.  Covenant Not to Compete or Solicit.

                 (a) So long as Executive is employed by the Company and for a period of one (1) year thereafter (the "Restricted Period"), Executive shall not (except in connection with the rendering of Services hereunder), directly or indirectly, by or for himself or as an agent of another or through others as his agent:

        (i) engage in any other business within the Restricted Territory (as defined herein) which is the same or substantially similar to the business as it is then conducted by the Company;

        (ii) interfere with the business relationships or disparage the good name or reputation of the Company or take any action which brings the Company or its business into public ridicule or disrepute;

        (iii) solicit or accept any business from customers, distributors or suppliers of the Company (except to the extent that such solicitation or acceptance is with respect to a business not in competition with the Company), or request, induce or advise customers, distributors or suppliers of the Company to withdraw, curtail or cancel their business with the Company;

        (iv) solicit for employment or employ or become employed by any past, present or future employee of the Company, or request, induce or advise any employee to leave the employ of the Company; or

        (v) use or disclose the names and/or addresses of any customer, distributor, supplier or employee of the Company to any person for any purpose whatsoever.





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"Restricted Territory" shall mean the states of Georgia, Florida, Alabama,
Delaware, Mississippi, Louisiana, Texas, Arkansas, Kentucky, North Carolina, South Carolina, Tennessee, West Virginia, Virginia and Maryland. During the Restricted Period, the Company shall not disparage the good name or reputation of Executive or take any action which brings Executive into public ridicule or disrepute.

                 (b) Executive agrees that if he shall violate any of the provisions of this Section, the Company shall be entitled to any injunctive relief, as well as any damages which the Company may be entitled.

                 (c) The parties agree and acknowledge that the duration, scope and geographic areas applicable to the covenant not to compete or solicit described in this Section are fair, reasonable and necessary, that adequate compensation has been received by Executive for such obligations, and that these obligations do not prevent Executive from earning a livelihood. If, however, for any reason any court determines that the restrictions in this Section are not reasonable, that consideration is inadequate or that Executive has been prevented from earning a livelihood, such restrictions shall be interpreted, modified or rewritten to include as much of the duration, scope and geographic area identified in this Section as will render such restrictions valid and enforceable.

                 9. Remedies. Executive acknowledges that he has carefully read and considered the terms of this Agreement and knows them to be essential to induce the Company to enter into this Agreement and that any breach of the provisions contained herein, particularly regarding Section 7 and Section 8, will result in serious and irreparable injury to the Company and that the economic injury resulting to the Company from such a breach will be difficult, if not impossible, to measure. Executive further acknowledges that the Company's business interests protected hereby are substantial and legitimate. Therefore, in the event of a breach of any such provisions, the Company shall be entitled to equitable relief against Executive by way of injunction.

                 10. Representations of Executive. As a material inducement to the Company in entering into this Agreement and employing Executive, Executive hereby represents and warrants to the Company as follows:

                 (a) Executive is not, nor has ever been, a party to any employment agreement, express or implied, with any employer which requires Executive to continue any employment beyond the effective date of employment





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         pursuant to this Agreement, and the undertaking of this employment by
         Executive with the Company and compliance with the terms of this Agreement will not constitute a breach of any agreement to which Executive is a party or any obligation by which Executive is bound;

                 (b) Executive has not and will not use or divulge to anyone any materials or information provided to him in confidence by any previous employer;

                 (c) Executive has no obligation to others which is inconsistent with the terms of this Agreement or with Executive's faithful performance of his duties as an employee of the Company; and

                 (d) Executive hereby agrees to indemnify and hold harmless the Company for any loss or damages incurred by the Company as a result of Executive's breach of the representations set forth in this
         Section 10, including court costs and reasonable attorneys' fees.

                 11.  Termination.

                 (a) The Company may terminate this Agreement without cause upon sixty (60) days' prior notice to Executive. In the event of such termination, or if Executive resigns because of a material breach of this Agreement by the Company, Executive shall be entitled to receive all unpaid Base Salary earned to the date of termination and the Company shall continue to pay to Executive as a severance payment (the "Severance Payment") Executive's monthly salary as of the date of termination for twelve (12) months following the termination date; provided, however, that if Executive becomes otherwise employed any time during such twelve (12) month period, the Company thereafter shall pay to Executive only one-half of the remaining monthly Severance Payment due to Executive. In addition, if a change in ownership of the Company results in constructive dismissal (which shall include a material diminution of the Executive's responsibilities) of Executive, the Company shall pay to Executive the Severance Payment and such Severance Payment shall not be reduced due to Executive's subsequent employment during the twelve (12) month period. If Executive is terminated or resigns under this paragraph, Executive shall be entitled to receive all accrued and unpaid incentive compensation and other bonuses (if any) for the year in which such termination occurs, prorated as of the date of termination. Any payments pursuant to this paragraph shall constitute liquidated damages and shall





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be Executive's sole right to compensation in the event of a termination by the
Company without cause. Executive's acceptance of each payment provided for in this paragraph shall constitute a release of the Company, its officers, directors and affiliates, from all claims Executive may then have against the Company, except for the obligation of the Company to continue to make the Severance Payment for the balance of the 12-month period.

                 (b) Notwithstanding any other provision hereof, the Company may terminate this Agreement and all of the Company's obligations hereunder for "cause" as defined herein. Such termination shall be effected by notice thereof delivered by the Company to Executive, and shall be effective as of the date of such notice. As used herein, the term "cause" shall mean conviction of a felony related to the Company's business and the performance of Executive's duties hereunder, breach of any statutory or common law duty of loyalty to the Company, Executive's intentional failure to comply with the terms of this Agreement, and Executive's Gross Negligence (as defined herein) or willful misconduct in the performance of the Services. "Gross Negligence" shall mean the absence of that degree of care which every man of common sense, however inattentive he may be, exercises under the same or similar circumstances, or such other meaning as such term may then have under the law of the State of Georgia.

                 In the event of termination for cause, Executive shall be entitled to receive all unpaid Base Salary earned to the date of termination, but all other rights of Executive hereunder shall terminate as of the effective date of Executive's termination.

                 (c) This Agreement shall terminate automatically upon the death of Executive. In addition to any benefits under any insurance, retirement or other plan of the Company for Executive, the Company shall pay within thirty days of the date of death to the Executive's legal representatives or, if the Executive shall have filed with the Company a designation of a person to receive such payment, such person, the sum of any unpaid Base Salary through the date of termination and any accrued and unpaid incentive compensation or other bonuses (if any) for the year in which such termination occurs prorated as of the date of termination.

                 (d) If, during the period of this Agreement, Executive comes under such illness, physical or mental disability or other incapacity ("Disability") that the Board determines that he is unable to perform his duties under this Agreement for a period in excess of 60 substantially consecutive





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days or nonconsecutive periods aggregating more than 120 days within any six-month period, exclusive of Saturdays, Sundays, holiday or days on which Executive was on vacation, the Company may terminate this Agreement by giving notice to Executive of its intention to terminate due to Disability and this Agreement shall terminate at the end of the month in which such notice was given. In the event of such termination, the Company shall pay the sum of (i) any unpaid Base Salary through the date of termination, (ii) any accrued and unpaid incentive compensation or other bonuses (if any) for the year in which such termination occurs prorated as of the date of termination, and (iii) the Severance Payment described in Section 11(a), minus any amounts payable to Executive under the Company's benefit plans or insurance or social security payable.

                 (e) Upon termination of this Agreement, all obligations of the Company and rights of Executive under this Agreement shall cease, except as otherwise provided herein. Notwithstanding anything to the contrary contained herein, the provisions of Sections 7 through 9 shall survive any termination of this Agreement or employment and shall remain in full force and effect.

                 12. Entire Agreement; Amendment. This Agreement contains the entire understanding between the parties and supersedes, and is in lieu of, all other employment agreements or arrangements relating to the subject matter hereof between Executive and the Company. This Agreement cannot be changed, modified, or discharged other than by an agreement in writing signed by the Company pursuant to authorization of its Board and by Executive.

                 13. Survival and Benefit. Except as otherwise herein expressly provided, this Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, and Executive, his heirs, executors, administration and legal representatives. The parties agree that the responsibility for the performance of Executive's duties hereunder may not be delegated.

                 14. Severability. In the event that any portion of this Agreement may be held to be invalid or unenforceable for any reason, it is agreed that said invalidity or unenforceability shall not affect the other portions of this Agreement and that the remaining covenants, terms and conditions or portions thereof shall remain in full force and effect and any court of competent jurisdiction may so modify or amend the objectionable provision as to make it valid, reasonable and enforceable.





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                 15.  Waiver.  The failure of the Company to insist, in any one or more instances, upon performance of any of the terms or conditions of this Agreement, shall not be construed as a waiver or relinquishment of any rights granted hereunder or the future performance of any such term, covenant or condition. No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                 16. Governing Law. This Agreement shall be construed and interpreted under and pursuant to the laws of the State of Georgia irrespective of the fact that Executive may become a resident of another state or jurisdiction.

                 17. Notices. All notices hereunder shall be in writing and shall be deemed given when delivered by personal delivery (with receipt therefor) or by certified mail, return receipt requested, first class postage prepaid, addressed to the parties at their following respective addresses, or at such other address as may be designated in writing by either party to the other:

            If to the Company:

                 Tom's Foods, Inc.
                 900 Eighth Street
                 Columbus, Georgia  31902
                 Attention:  Michael E. Heisley

            With a copy to:

                 McDermott, Will & Emery
                 227 W. Monroe Street
                 Chicago, Illinois  60606-5096
                 Attention:  Stanley H. Meadows, P.C.

            If to Executive:

                 Rolland G. Divin
                 7449 Rolling Bend Court
                 Columbus, Georgia  13909





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            With a copy to:

                 Holland & Knight
                 400 North Ashley Street
                 Suite 2300
                 Tampa, Florida  33602
                 Attention:  Byrne Litschgi, Esq.

                 18. Section Headings. All section headings are contained herein for convenience only and shall not be considered in the interpretation of this Agreement.

                 IN WITNESS WHEREOF, the Company had caused this Agreement to be executed and Executive has executed this Agreement, all as of the day and year first above written.

TOM'S FOODS, INC.


By: /s/ Lyn D. Anderson                          /s/ Rolland G. Divin
   -----------------------------            ---------------------------------
                                                     ROLLAND G. DIVIN
Its:  Secretary
    ----------------------------






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